Exhibit A

Triamis Group Limited

List of Stockholders

	Percentage of Ownership	Number of Cordia Shares
Name of Shareholder	of Triamis	to be Received in Exchange	Signature

Vikas Bhandari	45%	35,714	/s/ Vikas Bhandari
Richie Nguyen	45%	35,714	/s/ Richie Nguyen
Rajiv Bhandari	5%	3,968	/s/ Rajiv Bhandari
Thuan Nguyen	5%	3,968	/s/ Richie Nguyen*
Total Percentage/Shares	100%	79,364

			* Power of Attorney for Thuan Nguyen